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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.


       Date of report (Date of earliest event reported): February 1, 2000


                          Commission File No. 0-24833



                                FUTURELINK CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                  95-4763404
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    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
      Incorporation or Organization)



     100, 6 Morgan, Irvine, California                                 92618
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  (Address of principal executive offices)                           (ZIP Code)


                                 (949) 837-8252
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.         OTHER EVENTS

     We are currently undertaking a public offering of 6,000,000 shares of our common stock. We are considering undertaking a private placement of shares of convertible preferred stock promptly following that offering. Although we have not determined any of the terms of the convertible preferred stock, we expect to offer between $50.0 and $75.0 million of our convertible preferred stock. The convertible preferred stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     FUTURELINK CORP.

     By:    /s/ Raghu Kilambi                                 Date: June 9, 2000
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            Raghu Kilambi, Chief Financial Officer